[LETTERHEAD OF TRICE & GEARY LLC]


December 27, 1999

Board of Directors
Glen Burnie Bancorp
101 Crain Highway S.E.
Glen Burnie, Maryland 21061-3578

      Re: Post-Effective Amendment No. 1 to
          ---------------------------------
          Registration Statement on Form S-8
          ------------------------------------------------
          Glen Burnie Bancorp Director Stock Purchase Plan

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 of our report dated January 22, 1999, on our audits of the consolidated financial statements and financial statement schedules of Glen Burnie Bancorp and subsidiaries as of December 31, 1998 and 1997 and the related consolidated statements of income, changes in stockholders' equity, and cash flows, for the years then ended, which reports were included in the Glen Burnie Bancorp Annual Report on Form 10-K for the fiscal year ended December 31, 1998. We also consent to the reference to our firm in the Prospectus under the caption "Experts."





/s/ Trice & Geary LLC
---------------------------
Trice & Geary LLC